As filed with the Securities and Exchange Commission on August 3, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST AVENUE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1869023 (I.R.S. Employer Identification No.)
7925 Jones Branch Drive, Suite 3300, McLean, VA 22102
(Address of principal executive offices, including zip code)

FIRST AVENUE NETWORKS, INC. STOCK OPTION PLAN
(Full title of the plan)

Sandra G. Thomas
Chief Financial Officer
First Avenue Networks, Inc.
230 Court Square, Suite 202
Charlottesville, VA 22902
(434) 220-4988
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Joel F. Freedman, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share(2)	Price(2)	Registration Fee
Common Stock, $0.001 par value per share	2,160,000(1)	$6.47	$13,965,700	$1,643.76

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	The offering price for shares subject to options outstanding on the date hereof is the actual exercise price of such options. Of the 2,160,000 shares to be registered hereunder, 490,000 are subject to options at an exercise price of $8.70. The offering price of the remaining 1,670,000 shares not subject to options on the date hereof of $5.81 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) on the basis of the average of the high and low prices per share for the Common Stock as reported on the Nasdaq National Market on July 29, 2005.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
     This registration statement on Form S-8 registers an aggregate of 2,160,000 additional shares of common stock reserved for issuance upon the exercise of stock options granted under the First Avenue Networks, Inc. Stock Option Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 (Registration No. 333-110295), filed with the Securities and Exchange Commission on November 6, 2003.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
No.	Title

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of KBA Group LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page in Part II)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlottesville, The Commonwealth of Virginia, on this 3rd day of August, 2005.

FIRST AVENUE NETWORKS, INC.
By:	/s/ Dean M. Johnson
	Name:	Dean M. Johnson
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Dean M. Johnson and Sandra G. Thomas, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by First Avenue Networks, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dean M. Johnson Dean M. Johnson	President, Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2005
/s/ Sandra G. Thomas Sandra G. Thomas	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 3, 2005
/s/ John Muleta John Muleta	Director	August 3, 2005
/s/ Wharton B. Rivers, Jr. Wharton B. Rivers, Jr.	Director	August 3, 2005
/s/ Richard L. Shorten, Jr. Richard L. Shorten, Jr.	Director	August 3, 2005
/s/ Neil Subin Neil Subin	Director	August 3, 2005
/s/ Matthew J. Teplitz Matthew J. Teplitz	Director	August 3, 2005
/s/ R. Ted Weschler R. Ted Weschler	Director	August 3, 2005

EXHIBIT INDEX

Exhibit
No.	Title

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of KBA Group LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page in Part II)